UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 25, 2008

THE BLACK & DECKER CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-1553 (Commission File Number)	52-0248090 (IRS Employer Identification No.)

701 East Joppa Road, Towson, Maryland (Address of principal executive offices)	21286 (Zip Code)

Registrant's telephone number, including area code   410-716-3900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] [ ] [ ] [ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
                          DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
                          COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

        On March 25, 2008, the Executive Committee of the Board of Directors of The Black & Decker Corporation approved an amendment to The Black & Decker Performance Equity Plan (the Plan). This amendment reduced the number of shares remaining available for future issuance under the Plan by 500,000 shares. As amended, there are 645,169 shares available for future grants under the Plan. As of the date of this Report, there are no outstanding awards under the Plan, and, as disclosed in the Proxy Statement relating to the 2008 Annual Meeting of Stockholders and filed with the SEC on March 11, 2008, the Compensation Committee does not expect to grant awards under the Plan for the two-year performance periods ending December 31 in each of the years 2009 and 2010. A copy of the Plan is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1       The Black & Decker Performance Equity Plan, as amended.

THE BLACK & DECKER CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACK & DECKER CORPORATION By: /s/ CHARLES E. FENTON Charles E. Fenton Senior Vice President and General Counsel

Date: March 26, 2008